UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  May 1, 2012
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Conn’s, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50421 (Commission File Number)	06-1672840 (IRS Employer Identification No.)

3295 College Street Beaumont, Texas (Address of principal executive offices)	77701 (Zip Code)

Registrant’s telephone number, including area code:  (409) 832-1696
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Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On April 30, 2012, Conn’s, Inc. (the “Company”) issued $103,679,000, BBBsf-rated, 4% fixed-rate notes, pursuant to a “Base Indenture” and a “Series 2012-A Supplement to Base Indenture” between Conn’s Receivable Funding I, LP, a special purpose entity of the Company (the “Issuer”), and Wells Fargo Bank, National Association, as Trustee, dated April 30, 2012.

The principal of the notes, which are secured by certain customer receivables owned by the Issuer, will be reduced on a monthly basis by collections on the customer receivables securing the notes.  The final maturity for the notes is April 2016, but the Company currently expects to repay the outstanding notes balance in April 2013.

Net proceeds from the offering were used to repay borrowings under the Company’s revolving credit facility.

Item 7.01    Regulation FD.

On May 1, 2012, the Company issued a press release announcing this issuance.

A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

             (c)           Exhibits

Exhibit Number	Exhibit Title

99.1	Press Release, dated May 1, 2012

All of the information contained in Item 7.01 and Exhibit 99.1 of Item 9.01(c) in this Form 8-K and the accompanying Exhibit 99.1 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN’S, INC.

Date: May 1, 2012	By:	/s/ Brian E. Taylor
	Name:	Brian E. Taylor
	Title:	Chief Financial Officer and Vice President